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                                                                       EXHIBIT A


                             JOINT FILING AGREEMENT


            The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) is being filed jointly with the Securities and Exchange Commission pursuant to Section 13d-1(f) on behalf of each such person.


Dated: December 22, 1997

                                    NEWLIGHT ASSOCIATES, L.P.
                                    By: NEWLIGHT PARTNERS, LLC,
                                           General Partner

                                    By: /s/ Robert F. Raucci
                                       ---------------------------------
                                       Name: Robert F. Raucci


                                    NEWLIGHT ASSOCIATES, (BVI), L.P.
                                    By: NEWLIGHT PARTNERS, LTD.,
                                           General Partner

                                    By: /s/ Robert F. Raucci
                                       ---------------------------------
                                       Name: Robert F. Raucci


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